UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2006

AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 2, 2006 Automatic Data Processing, Inc., a Delaware company (“ADP” or the “Registrant”) issued a press release announcing the Registrant’s financial results for the fourth fiscal quarter ended June 30, 2006. A copy of the Registrant’s press release is attached hereto as Exhibit 99 and is hereby incorporated by reference.

Item 8.01. Other Events

On August 2, 2006, the Registrant announced that its Board of Directors had approved a plan to separate the Brokerage Services Group business, comprised of Brokerage Services and Securities Clearing and Outsourcing Services (collectively “BSG”), into an independent publicly traded company through a tax-free spin-off of 100% of BSG to the Registrant’s shareholders. In conjunction with the spin-off, the new BSG entity is expected to distribute approximately $500-$700 million to the Registrant in the form of a tax-free dividend. The spin-off is subject to required regulatory approvals and reviews. ADP expects to complete the separation before the end of fiscal 2007.

The proposed spin-off transaction is discussed in the press release attached hereto as Exhibit 99, which is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit 99. Press Release dated August 2, 2006, issued by Automatic Data Processing, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2006

AUTOMATIC DATA PROCESSING, INC.

By: James B. Benson
Name: James B. Benson
Title: Vice President

Exhibit Index

Exhibit Number	Description
99	Press Release dated August 2, 2006, issued by Automatic Data Processing, Inc.